THE NATIONAL REGISTRY INC.
                            CONDENSED BALANCE SHEET
                                 (IN THOUSANDS)


                                                                MAY 31,
                                                                 1998
                                                              (UNAUDITED)
                                                               ---------

ASSETS

CURRENT ASSETS
     Cash and cash equivalents                                 $     146
     Receivables                                                   1,917
     Inventory                                                       258
     Prepaid expenses                                                175
     Other                                                            17
                                                               ---------
        Total current assets                                       2,513

Equipment
     Computer equipment                                            3,040
     Office equipment and other                                      415
                                                               ---------
     less accumulated depreciation                                (2,639)
                                                               ---------
                                                                     816

Investment                                                           306
                                                               =========
                                                               $   3,635
                                                               =========
LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
     Account payable                                           $     391
     Accrued compensation                                            168
     Other accrued expenses                                           94
     Accrued legal and professional fees                             191
     Deferred revenue                                                649
                                                               ---------
        Total current liabilities                                  1,493
                                                               ---------

STOCKHOLDERS' EQUITY
     Common stock, $.01 par value
        Authorized-25,000,000 shares
        Issued and outstanding-6,529,021                             65
     Preferred stock, $.01 par value
        Authorized-1,000,000 shares
        Issued and outstanding-
          Series A-Liquidation preference $100 per
             share, 100,000 shares issued and outstanding             1
          Series C-Liquidation preference $20 per
             share, 250,000 shared issued and outstanding             3

     Capital in excess of par value                              45,008
     Accumulated deficit                                        (42,916)
     Unamortized deferred compensation                              (19)
                                                               --------
        Total stockholders' equity                                2,142

                                                               ========
                                                               $  3,635
                                                               ========